Exhibit 99.1


      LifePoint Hospitals Reports Fourth Quarter and Year-End 2005 Results


     BRENTWOOD, Tenn.--(BUSINESS WIRE)--Feb. 6, 2006--LifePoint Hospitals, Inc. (NASDAQ: LPNT) today announced results for the fourth quarter and year ended December 31, 2005. The Company's consolidated results include the operations of Province hospitals subsequent to the combination date of April 15, 2005.
     For the fourth quarter ended December 31, 2005, revenues from continuing operations were $559.2 million, up 117.1% from $257.5 million for the same period a year ago. Income from continuing operations for the quarter was $26.0 million, or $0.46 per diluted share, compared with income from continuing operations of $23.0 million, or $0.58 per diluted share, for the prior-year period. Net income for the quarter was $24.6 million, or $0.44 per diluted share, compared with net income of $23.4 million, or $0.59 per diluted share, for the prior-year period.
     The consolidated financial results for the fourth quarter ended December 31, 2005, reflect a 99.6% increase in total admissions from continuing operations and a 90.4% increase in equivalent admissions from continuing operations compared with the fourth quarter of 2004. On a same-hospital basis, total admissions from continuing operations decreased 0.7% compared with the same period last year, and equivalent admissions from continuing operations decreased 2.4% over the prior-year period.
     For the year ended December 31, 2005, revenues from continuing operations were $1,855.1 million, up 86.1% from $996.9 million for the same period in 2004. Income from continuing operations for the year ended December 31, 2005, decreased 8.1% to $79.8 million, or $1.56 per diluted share, including pre-tax transaction costs of $43.2 million, or $0.56 per diluted share, and pre-tax debt retirement costs of $12.2 million, or $0.18 per diluted share, primarily related to the Company's business combination with Province, compared with income from continuing operations of $86.8 million, or $2.20 per diluted share, for the prior-year period. Net income for the year ended December 31, 2005, decreased 15.0% to $72.9 million, or $1.43 per diluted share, compared with net income of $85.7 million, or $2.17 per diluted share, for the same period in 2004.
     The consolidated financial results for the year ended December 31, 2005, reflect a 69.2% increase in total admissions from continuing operations and a 64.6% increase in equivalent admissions from continuing operations compared with the same period in 2004. On a same-hospital basis, total admissions from continuing operations increased 1.1% compared with the same period last year, and equivalent admissions from continuing operations decreased 0.4% over the prior-year period.
     A listen-only simulcast, as well as a 30-day replay, of LifePoint Hospitals' fourth quarter and year-end conference call will be available on line at www.lifepointhospitals.com and www.earnings.com on February 7, 2006, beginning at 10:00 a.m. Eastern Time.
     LifePoint's 2006 Annual Meeting of Stockholders will be held on May 8, 2006, at 3:00 p.m. local time, at 511 Union Street, Suite 2700, Nashville, Tennessee. The record date for the meeting will be March 17, 2006.
     LifePoint Hospitals, Inc. is a leading hospital company focused on providing healthcare services in non-urban communities. Of the Company's 52 hospitals, 49 are in communities where LifePoint Hospitals is the sole community hospital provider. LifePoint Hospitals' non-urban operating strategy offers continued operational improvement by focusing on its five core values: delivering high quality patient care, supporting physicians, creating excellent workplaces for its employees, providing community value and ensuring fiscal responsibility. Headquartered in Brentwood, Tennessee, LifePoint Hospitals is affiliated with approximately 19,000 employees.

     Important Legal Information

     This release includes forward-looking statements based on current management expectations. Numerous factors exist which may cause results to differ from these expectations. Many of the factors that will determine LifePoint Hospitals' future results are beyond LifePoint Hospitals' ability to control or predict with accuracy. Such forward-looking statements reflect the current expectations and beliefs of the management of LifePoint Hospitals, are not guarantees of performance of LifePoint Hospitals, and are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results to differ from those described in the forward-looking statements. These forward-looking statements may also be subject to other risks and uncertainties, including, without limitation, (i) the possibility that problems may arise in successfully integrating the businesses of LifePoint Hospitals and Province and achieving cost-cutting synergies; (ii) reduction in payments to healthcare providers by government and commercial third-party payors, as well as changes in the manner in which employers provide healthcare coverage to their employees; (iii) the possibility of adverse changes in, and requirements of, applicable laws, regulations, policies and procedures, including those required by LifePoint Hospitals' corporate integrity agreement; (iv) the ability to manage healthcare risks, including malpractice litigation, and the lack of state and federal tort reform; (v) the availability, cost and terms of insurance coverage; (vi) the highly competitive nature of the healthcare business, including the competition to recruit and retain physicians and other healthcare professionals; (vii) the ability to attract and retain qualified management and personnel; (viii) the geographic concentration of LifePoint Hospitals' operations; (ix) the ability to acquire hospitals on favorable terms and complete budgeted capital improvements successfully; (x) the ability to operate and integrate newly acquired facilities successfully; (xi) the availability and terms of capital to fund LifePoint Hospitals' business strategies; (xii) changes in LifePoint Hospitals' liquidity or the amount or terms of its indebtedness and in its credit ratings; (xiii) the potential adverse impact of government investigations and litigation involving the business practices of healthcare providers, including whistleblowers investigations; (xiv) changes in or interpretations of generally accepted accounting principles or practices; (xv) volatility in the market value of LifePoint Hospitals' common stock; (xvi) changes in general economic conditions in the markets LifePoint Hospitals serves; (xvii) LifePoint Hospitals' reliance on information technology systems maintained by HCA Inc.; (xviii) the costs of complying with the Americans with Disabilities Act; and (xix) those risks and uncertainties described from time to time in LifePoint Hospitals' filings with the Securities and Exchange Commission. Therefore, LifePoint Hospitals' future results may differ materially from those described in this release. LifePoint Hospitals undertakes no obligation to update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.
     All references to "LifePoint Hospitals" as used throughout this release refer to LifePoint Hospitals, Inc. and its subsidiaries.



                       LIFEPOINT HOSPITALS, INC.
       UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
             Dollars in millions, except per share amounts

                                     For the Three Months Ended
                                            December 31,
                               --------------------------------------
                                      2005                2004
                               ------------------  ------------------
                                Amount    Ratio     Amount     Ratio
                               --------  --------  --------  --------
Revenues                         $559.2     100.0%   $257.5     100.0%

Salaries and benefits             222.0      39.7     102.7      39.9
Supplies                           78.2      14.0      33.7      13.1
Other operating expenses           95.1      17.0      42.9      16.6
Provision for
 doubtful accounts                 62.1      11.1      22.2       8.6
Depreciation and amortization      33.0       5.9      13.6       5.4
Interest expense, net              22.0       3.9       2.9       1.1
Debt retirement costs               0.1        --        --        --
Transaction costs                    --        --        --        --
ESOP expense                        3.8       0.7       2.3       0.9
                               --------  --------  --------  --------
                                  516.3      92.3     220.3      85.6
                               --------  --------  --------  --------
Income from continuing
 operations before minority
 interests and income taxes        42.9       7.7      37.2      14.4
Minority interests in earnings
 of consolidated entities           0.3       0.1       0.3       0.1
                               --------  --------  --------  --------
Income from continuing
 operations before income taxes    42.6       7.6      36.9      14.3
Provision for income taxes         16.6       3.0      13.9       5.3
                               --------  --------  --------  --------
Income from
 continuing operations             26.0       4.6      23.0       9.0
Discontinued operations,
 net of income taxes:
  Income (loss) from
   discontinued operations         (0.5)     (0.1)      0.4       0.1
  Impairment of assets             (0.9)     (0.1)       --        --
  Loss on sale of hospital           --        --        --        --
                               --------  --------  --------  --------
 Income (loss) from
  discontinued operations          (1.4)     (0.2)      0.4       0.1
                               --------  --------  --------  --------
Net income                        $24.6       4.4%    $23.4       9.1%
                               ========  ========  ========  ========

Earnings (loss) per
 share - basic:
  Continuing operations           $0.47               $0.62
  Discontinued operations         (0.03)               0.01
                               --------            --------
   Net income                     $0.44               $0.63
                               ========            ========

Earnings (loss) per
 share - diluted:
  Continuing operations           $0.46               $0.58
  Discontinued operations         (0.02)               0.01
                               --------            --------
   Net income                     $0.44               $0.59
                               ========            ========

                                         For the Year Ended
                                            December 31,
                               --------------------------------------
                                      2005                2004
                               ------------------  ------------------
                                Amount    Ratio     Amount    Ratio
                               --------  --------  --------  --------
Revenues                       $1,855.1     100.0%   $996.9     100.0%

Salaries and benefits             730.5      39.4     399.4      40.1
Supplies                          251.6      13.6     129.1      12.9
Other operating expenses          311.8      16.7     166.8      16.7
Provision for
 doubtful accounts                190.3      10.3      86.2       8.7
Depreciation and amortization     101.1       5.5      48.1       4.9
Interest expense, net              60.3       3.2      12.6       1.3
Debt retirement costs              12.2       0.7       1.5       0.1
Transaction costs                  43.2       2.3        --        --
ESOP expense                       14.8       0.8       9.4       0.9
                               --------  --------  --------  --------
                                1,715.8      92.5     853.1      85.6
                               --------  --------  --------  --------
Income from continuing
 operations before minority
 interests and income taxes       139.3       7.5     143.8      14.4
Minority interests in earnings
 of consolidated entities           1.1       0.1       1.0       0.1
                               --------  --------  --------  --------
Income from continuing
 operations before income taxes   138.2       7.4     142.8      14.3
Provision for income taxes         58.4       3.1      56.0       5.6
                               --------  --------  --------  --------
Income from
 continuing operations             79.8       4.3      86.8       8.7
Discontinued operations,
 net of income taxes:
  Income (loss) from
   discontinued operations         (0.4)       --      (1.1)     (0.1)
  Impairment of assets             (5.8)     (0.4)       --        --
  Loss on sale of hospital         (0.7)       --        --        --
                               --------  --------  --------  --------
 Income (loss) from
  discontinued operations          (6.9)     (0.4)     (1.1)     (0.1)
                               --------  --------  --------  --------
Net income                        $72.9       3.9%    $85.7       8.6%
                               ========  ========  ========  ========

Earnings (loss) per
 share - basic:
  Continuing operations           $1.59               $2.34
  Discontinued operations         (0.14)              (0.03)
                               --------            --------
   Net income                     $1.45               $2.31
                               ========            ========

Earnings (loss) per
 share - diluted:
  Continuing operations           $1.56               $2.20
  Discontinued operations         (0.13)              (0.03)
                               --------            --------
   Net income                     $1.43               $2.17
                               ========            ========


                       LIFEPOINT HOSPITALS, INC.
            UNAUDITED EARNINGS (LOSS) PER SHARE CALCULATION
       Dollars and shares in millions, except per share amounts

                               Three Months Ended      Year Ended
                                  December 31,        December 31,
                               ------------------  ------------------
                                 2005      2004      2005      2004
                               --------  --------  --------  --------
Income from
 continuing operations            $26.0     $23.0     $79.8     $86.8
Add: Interest on convertible
 notes, net of taxes                 --       1.8       3.3       7.3
                               --------  --------  --------  --------
Adjusted income from
 continuing operations             26.0      24.8      83.1      94.1
Income (loss) from
 discontinued operations,
 net of income taxes               (1.4)      0.4      (6.9)     (1.1)
                               --------  --------  --------  --------
                                  $24.6     $25.2     $76.2     $93.0
                               ========  ========  ========  ========

Weighted average number
 of shares - basic                 55.4      37.4      50.1      37.0
Add: Shares for conversion of
      convertible notes              --       4.7       2.2       5.0
     Other share equivalents        0.7       0.7       0.9       0.8
                               --------  --------  --------  --------
Weighted average number
 of shares and
 equivalents - diluted             56.1      42.8      53.2      42.8
                               ========  ========  ========  ========

Earnings (loss) per
 share - basic:
  Continuing operations           $0.47     $0.62     $1.59     $2.34
  Discontinued operations:
   Income (loss) from
    discontinued operations       (0.01)     0.01     (0.01)    (0.03)
   Impairment of assets           (0.02)       --     (0.11)       --
   Loss on sale of hospital          --        --     (0.02)       --
                               --------  --------  --------  --------
  Income (loss) from
   discontinued operations        (0.03)     0.01     (0.14)    (0.03)
                               --------  --------  --------  --------
   Net income                     $0.44     $0.63     $1.45     $2.31
                               ========  ========  ========  ========

Earnings (loss) per
 share - diluted:
  Continuing operations           $0.46     $0.58     $1.56     $2.20
  Discontinued operations
   Income (loss) from
    discontinued operations       (0.01)     0.01     (0.01)    (0.03)
   Impairment of assets           (0.01)       --     (0.11)       --
   Loss on sale of hospital          --        --     (0.01)       --
                               --------  --------  --------  --------
   Income (loss) from
    discontinued operations       (0.02)     0.01     (0.13)    (0.03)
                               --------  --------  --------  --------
   Net income                     $0.44     $0.59     $1.43     $2.17
                               ========  ========  ========  ========


                       LIFEPOINT HOSPITALS, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                              In millions

                                                   Dec. 31,  Dec. 31,
                                                     2005      2004
                                                   --------  --------
                                ASSETS           (Unaudited)    (1)
Current assets:
 Cash and cash equivalents                            $30.4     $18.6
 Accounts receivable, less allowances for doubtful
  accounts of $252.9 and $103.6 at December 31,
  2005 and December 31, 2004, respectively            256.8     115.1
 Inventories                                           57.2      25.3
 Assets held for sale                                  10.0      33.0
 Income taxes receivable                                 --       7.5
 Prepaid expenses                                      12.0       7.1
 Deferred tax assets                                   44.2      17.9
 Other current assets                                  11.0       6.4
                                                   --------  --------
                                                      421.6     230.9

Property and equipment:
 Land                                                  64.7      20.5
 Buildings and improvements                           992.4     385.4
 Equipment                                            547.1     342.0
 Construction in progress                              78.4      48.6
                                                   --------  --------
                                                    1,682.6     796.5
 Accumulated depreciation                            (380.3)   (295.4)
                                                   --------  --------
                                                    1,302.3     501.1

Deferred loan costs, net                               35.4       4.9
Intangible assets, net                                  4.2       3.3
Other                                                   5.5       5.8
Goodwill                                            1,455.6     144.4
                                                   --------  --------
                                                   $3,224.6    $890.4
                                                   ========  ========

                 LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable                                     $85.6     $29.5
 Accrued salaries                                      58.8      31.2
 Other current liabilities                             71.5      21.6
 Income taxes payable                                  13.7        --
 Current maturities of long-term debt                   0.5        --
                                                   --------  --------
                                                      230.1      82.3

Long-term debt                                      1,515.8     221.0
Deferred income taxes                                 124.0      47.9
Professional and general liability claims
 and other liabilities                                 60.3      28.4

Minority interests in equity
 of consolidated entities                               6.6       1.3

Stockholders' equity:
 Preferred stock                                         --        --
 Common stock                                           0.6       0.4
 Capital in excess of par value                     1,053.1     332.6
 Unearned ESOP compensation                            (9.7)    (12.9)
 Unearned compensation on nonvested stock             (31.0)     (4.5)
 Retained earnings                                    274.8     222.8
 Treasury stock                                          --     (28.9)
                                                   --------  --------
                                                    1,287.8     509.5
                                                   --------  --------
                                                   $3,224.6    $890.4
                                                   ========  ========

(1)  Derived from audited financial statements.


                       LIFEPOINT HOSPITALS, INC.
       UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                              In millions

                               Three Months Ended      Year Ended
                                  December 31,        December 31,
                               ------------------  ------------------
                                 2005      2004      2005      2004
                               --------  --------  --------  --------
Cash flows from
 operating activities:
  Net income                      $24.6     $23.4     $72.9     $85.7
  Adjustments to reconcile
   net income to net cash
   provided by operating
   activities:
    Loss (income) from
     discontinued operations,
     net of income taxes            1.4      (0.4)      6.9       1.1
    Stock-based compensation        2.3       0.5       6.7       1.8
    Depreciation and
     amortization                  33.0      13.6     101.1      48.1
    Debt retirement costs           0.1        --      12.2       1.5
    Transaction costs                --        --      43.2        --
    ESOP expense
     (non-cash portion)             1.0       2.3      12.0       9.4
    Minority interests in
     earnings of consolidated
     entities                       0.3       0.3       1.1       1.0
    Deferred income taxes
     (benefit)                    (12.9)      5.3      (3.2)      4.4
    Reserve for professional
     and general liability
     claims, net                     --      (2.3)      1.8      (0.2)
    Tax benefit from employee
     stock plans                     --       1.8       8.9       6.2
    Increase (decrease) in cash
     from operating assets and
     liabilities, net of
     effects from acquisitions
     and divestitures:
       Accounts receivable         (2.6)      3.2     (25.4)    (11.1)
       Inventories and other
        current assets              0.8      (3.5)      9.5      (6.6)
       Accounts payable and
        accrued expenses           17.3      (7.0)     23.2       8.9
       Income taxes payable        32.6      (1.4)     20.3      (0.1)
  Other                            (0.8)     (1.9)      5.2      (1.5)
                               --------  --------  --------  --------
       Net cash provided by
        operating activities -
        continuing operations      97.1      33.9     296.4     148.6
       Net cash (used in)
        provided by operating
        activities -
        discontinued operations    (1.1)     (0.1)      5.0       0.8
                               --------  --------  --------  --------
       Net cash provided by
        operating activities       96.0      33.8     301.4     149.4
                               --------  --------  --------  --------

Cash flows from
 investing activities:
  Purchase of property
   and equipment                  (61.3)    (25.3)   (170.1)    (82.0)
  Acquisitions, net of
   cash acquired                   (0.3)     (2.7)   (963.6)    (30.5)
  Proceeds from sale
   of hospital                      --         --      32.5        --
  Other                             1.1      (0.3)      0.3      (1.1)
                               --------  --------  --------  --------
       Net cash used in
        investing activities      (60.5)    (28.3) (1,100.9)   (113.6)

Cash flows from
 financing activities:
  Proceeds from long-term debt       --        --   1,967.0      30.0
  Payments of borrowings          (45.0)       --  (1,156.9)    (79.9)
  Proceeds from exercise
   of stock options                 0.3       2.5      43.6      10.2
  Payment of debt issue costs        --        --     (40.7)       --
  Other                             0.4       1.3      (1.7)      1.9
                               --------  --------  --------  --------
     Net cash (used in)
      provided by financing
      activities                  (44.3)      3.8     811.3     (37.8)

Change in cash and
 cash equivalents                  (8.8)      9.3      11.8      (2.0)
Cash and cash equivalents at
 beginning of period               39.2       9.3      18.6      20.6
                               --------  --------  --------  --------
Cash and cash equivalents at
 end of period                    $30.4     $18.6     $30.4     $18.6
                               ========  ========  ========  ========

Interest payments                 $12.4      $5.0     $55.7     $12.1
                               ========  ========  ========  ========
Capitalized interest               $0.7      $0.5      $3.0      $1.1
                               ========  ========  ========  ========
Income taxes (received)
 paid, net                        $(3.7)     $8.0     $32.0     $44.6
                               ========  ========  ========  ========


                       LIFEPOINT HOSPITALS, INC.
                         UNAUDITED STATISTICS

                                              Three Months Ended
                                                 December 31,
                                         ----------------------------
                                                                 %
                                           2005      2004     Change
                                         --------  --------  --------
Continuing Operations: (1)
Number of hospitals at end of period           50        29      72.4%
Admissions                                 45,447    22,769      99.6
Equivalent admissions (2)                  87,102    45,744      90.4
Licensed beds at end of period              5,396     2,688     100.7
Weighted average licensed beds              5,417     2,720      99.2
Revenues ($ in millions)                   $559.2    $257.5     117.1
Revenues per equivalent admission          $6,420    $5,630      14.0
Outpatient factor (2)                        1.92      2.01      (4.5)
Emergency room visits                     203,089   103,852      95.6
Inpatient surgeries                        13,426     6,500     106.6
Outpatient surgeries                       32,961    19,133      72.3
Average daily census                        2,100       990     112.1
Average length of stay                        4.3       4.0       7.5
Medicare case mix index                      1.24      1.20       3.3

Same-Hospital: (3)
Number of hospitals at end of period           28        28        --
Admissions                                 21,930    22,094      (0.7)
Equivalent admissions (2)                  42,997    44,054      (2.4)
Licensed beds at end of period              2,589     2,582       0.3
Weighted average licensed beds              2,593     2,582       0.4
Revenues ($ in millions)                   $257.6    $247.1       4.4
Revenues per equivalent admission          $5,992    $5,603       6.9
Outpatient factor (2)                        1.96      2.00      (2.0)
Emergency room visits                     101,575    99,331       2.3
Inpatient surgeries                         6,411     6,212       3.2
Outpatient surgeries                       17,002    18,179      (6.5)
Average daily census                          999       963       3.7
Average length of stay                        4.2       4.0       5.0
Medicare case mix index                      1.21      1.19       1.7

                                                  Year Ended
                                                 December 31,
                                         ----------------------------
                                                                 %
                                           2005      2004     Change
                                         --------  --------  --------
Continuing Operations: (1)
Number of hospitals at end of period           50        29      72.4%
Admissions                                155,279    91,772      69.2
Equivalent admissions (2)                 302,483   183,819      64.6
Licensed beds at end of period              5,396     2,688     100.7
Weighted average licensed beds              4,539     2,692      68.6
Revenues ($ in millions)                 $1,855.1    $996.9      86.1
Revenues per equivalent admission          $6,133    $5,423      13.1
Outpatient factor (2)                        1.95      2.00      (2.5)
Emergency room visits                     704,818   416,060      69.4
Inpatient surgeries                        44,716    26,235      70.4
Outpatient surgeries                      117,415    75,508      55.5
Average daily census                        1,770     1,013      74.7
Average length of stay                        4.2       4.0       5.0
Medicare case mix index                      1.22      1.18       3.4

Same-Hospital: (3)
Number of hospitals at end of period           28        28        --
Admissions                                 91,424    90,444       1.1
Equivalent admissions (2)                 179,831   180,617      (0.4)
Licensed beds at end of period              2,589     2,582       0.3
Weighted average licensed beds              2,670     2,635       1.3
Revenues ($ in millions)                   $1,034    $975.8       6.0
Revenues per equivalent admission          $5,750    $5,402       6.4
Outpatient factor (2)                        1.97      2.00      (1.5)
Emergency room visits                     418,586   406,719       2.9
Inpatient surgeries                        25,893    25,692       0.8
Outpatient surgeries                       72,241    73,754      (2.1)
Average daily census                        1,033     1,000       3.3
Average length of stay                        4.1       4.0       2.5
Medicare case mix index                      1.20      1.18       1.7

(1) Continuing operations excludes the operations of hospitals that the Company classifies as discontinued operations.

(2) Management and investors use equivalent admissions as a general measure of combined inpatient and outpatient volume. Equivalent admissions is computed by multiplying admissions (inpatient volumes) by the outpatient factor (the sum of gross inpatient revenue and gross outpatient revenue divided by gross inpatient revenue). The equivalent admissions computation "equates" outpatient revenue to the volume measure (admissions) used to measure inpatient volume resulting in a general measure of combined inpatient and outpatient volume.

(3) Same-hospital information includes 28 hospitals operated throughout both periods and excludes the operations of hospitals that the Company acquired or sold after January 1, 2004.


                       LIFEPOINT HOSPITALS, INC.
                  UNAUDITED SUPPLEMENTAL INFORMATION
                          Dollars in millions

                                                       Year Ended
                                                      December 31,
                                                   ------------------
                                                     2005      2004
                                                   --------  --------
Components of transaction costs:
Adjustment to Province acquired
 accounts receivable                                  $26.4       $--
Adjustment to Province assumed liabilities,
 primarily related to professional and
 general liability claims                               7.3        --
Retention bonuses paid to
 former Province employees                              4.2        --
Compensation expense, primarily
 restricted stock vesting from
 change in control                                      5.3        --
                                                   --------  --------
                                                      $43.2       $--
                                                   ========  ========

Adjusted EBITDA is defined as earnings before depreciation and amortization, interest expense, debt retirement costs, transaction costs, ESOP expense, minority interests in earnings of consolidated entities, income taxes and discontinued operations. Our management and Board of Directors use adjusted EBITDA to evaluate our operating performance and as a measure of performance for incentive compensation purposes. Our credit facilities use adjusted EBITDA, as defined, for numerous financial covenants. We believe adjusted EBITDA is a measure of performance used by some investors, equity analysts and others to make informed investment decisions. In addition, multiples of current or projected adjusted EBITDA are used to estimate current or prospective enterprise value. Adjusted EBITDA should not be considered as a measure of financial performance under U.S. generally accepted accounting principles, and the items excluded from adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Because adjusted EBITDA is not a measurement determined in accordance with U.S. generally accepted accounting principles and is susceptible to varying calculations, adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.

                                         Three Months Ended
                                             December 31,
                               --------------------------------------
                                      2005                2004
                               ------------------  ------------------
                                Amount    Ratio     Amount    Ratio
                               --------  --------  --------  --------
Revenues                         $559.2     100.0%   $257.5     100.0%

Salaries and benefits             222.0      39.7     102.7      39.9
Supplies                           78.2      14.0      33.7      13.1
Other operating expenses           95.1      17.0      42.9      16.6
Provision for doubtful accounts    62.1      11.1      22.2       8.6
                               --------  --------  --------  --------
Adjusted EBITDA                  $101.8      18.2%    $56.0      21.8%
                               ========  ========  ========  ========

                                             Year Ended
                                            December 31,
                               --------------------------------------
                                      2005                2004
                               ------------------  ------------------
                                Amount     Ratio    Amount     Ratio
                               --------  --------  --------  --------
Revenues                       $1,855.1     100.0%   $996.9     100.0%

Salaries and benefits             730.5      39.4     399.4      40.1
Supplies                          251.6      13.6     129.1      12.9
Other operating expenses          311.8      16.7     166.8      16.7
Provision for doubtful accounts   190.3      10.3      86.2       8.7
                               --------  --------  --------  --------
Adjusted EBITDA                  $370.9      20.0%   $215.4      21.6%
                               ========  ========  ========  ========

The following table reconciles adjusted EBITDA as presented above to net income as reflected in the unaudited condensed consolidated statements of operations:

                               Three Months Ended      Year Ended
                                  December 31,        December 31,
                               ------------------  ------------------
                                 2005      2004      2005      2004
                               --------  --------  --------  --------
Adjusted EBITDA                  $101.8     $56.0    $370.9    $215.4

Less:
 Depreciation and amortization     33.0      13.6     101.1      48.1
 Interest expense, net             22.0       2.9      60.3      12.6
 Debt retirement costs              0.1        --      12.2       1.5
 Transaction costs                   --        --      43.2        --
 ESOP expense                       3.8       2.3      14.8       9.4
 Minority interests in earnings
  of consolidated entities          0.3       0.3       1.1       1.0
 Provision for income taxes        16.6      13.9      58.4      56.0
 Loss (income) from
  discontinued operations,
  net of income taxes               1.4      (0.4)      6.9       1.1
                               --------  --------  --------  --------
Net income                        $24.6     $23.4     $72.9     $85.7
                               ========  ========  ========  ========


    CONTACT: LifePoint Hospitals, Inc.
             Michael J. Culotta, 615-372-8512